CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 31, 2000 accompanying the financial statements of Insured Municipals Income Trust and Investors Quality Tax-Exempt Trust, Multi-Series 139 as of January 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption Auditors.

                                                            Grant THORNTON LLP



Chicago, Illinois
May 25, 2000